UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2009

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-11244	35-1547518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 20, 2009, German American Bancorp, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Lender”) executed and delivered to each other an amendment to the Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated December 29, 2006, as previously amended in September 2007 and September 2008 (as amended, the "Loan Agreement") between the Lender and the Company.  The purpose of the March 2009 amendment was to permit the Company to issue up to $30 million principal amount of subordinated debentures on the terms and conditions described by the Indenture that was filed as an exhibit to the Company's registration statement on Form S-3 filed under the Securities Act of 1933 on March 3, 2009, with respect to the Company's rights offering of such debentures to its shareholders.

Item 7.01.  Regulation FD Disclosure.

On March 26, 2009, German American Bancorp, Inc. issued a Press Release, a copy of which is attached to this report as Exhibit 99 and incorporated by reference herein, announcing that it has mailed  an offer directly to its shareholders to sell $15 million principal amount (subject to increase to meet subscription demand, at its option, to not more than $30 million principal amount) of a new issue of subordinated debentures.   This information, including the information incorporated by reference herein from Exhibit 99, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

99	Press release dated March 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: March 26, 2009	By:	/s/ Mark A. Schroeder
Mark A. Schroeder
President and Chief Executive Officer

EXHIBIT INDEX

99	Press release dated March 26, 2009.